UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 29, 2016
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Castilian Drive, Suite 100
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Officer Appointment
On February 29, 2016, George B. Holmes commenced employment with Resonant Inc. as our President and Chief Commercial Officer pursuant to an employment offer letter dated February 9, 2016. Mr. Holmes’ duties will consist primarily of sales, marketing, public relations, investor relations and certain general and administrative activities, and he will report directly to Terry Lingren, our Chief Executive Officer.
Mr. Holmes (age 53) brings to Resonant more than 30 years’ leadership experience in sales, marketing and management spanning a broad range of technologies, including semiconductor, optical components and systems and sub-systems for telecom and CATV. Mr. Holmes most recently served as Chief Commercial Officer for Tigo Energy, where he was responsible for creating the company’s customer acquisition and expansion strategy. From 2013 to 2015, he worked for Energous Corporation, a developer of wire-free charging technology for electronic devices, first as Senior Vice President Sales & Marketing then as Chief Commercial Officer where he was responsible for securing development and licensing agreements, overseeing IP strategy and process, spearheading regulatory strategy and tactics and public and investor relations. From 2011 to 2013, he served as Vice President of Sales at SolarBridge Technologies, overseeing all sales, business development and sales operations. His prior experience includes serving as Senior Vice President of Sales and Marketing for PureEnergy Solutions, a developer and manufacturer of wireless power products as well as senior sales executive roles at Agere Systems (formerly Lucent MicroElectronics), Ortel Corp (acquired by Lucent), Level One Communications and Symmetricom. Mr. Holmes holds a B.A. in Business from the University of Puget Sound and a Diploma in international business from Nyenrode University, Netherlands.
Mr. Holmes’ offer letter provides that he will be employed by Resonant “at will” and contains the following additional terms:

•	He will receive an annual base salary of $295,000;

•	He will be eligible to receive annual incentive compensation pursuant to bonus performance criteria established by the Compensation Committee of the Board of Directors;

•
He will receive a signing bonus of $100,000, which will be applied against and reduce any other bonus to which he is entitled for calendar year 2016 and which he must repay in full if he voluntarily terminates his employment with Resonant other than for good reason prior to March 1, 2017;

•
He will receive an inducement award of restricted stock units for 216,000 shares of common stock upon commencement of employment, and will receive an additional inducement award of restricted stock units upon consummation of the Company’s next qualified financing for a number of shares of common stock that, when combined with 216,000 shares, equals three percent of the Company’s outstanding shares immediately following such qualified financing, which inducement awards will vest over four years, 12.5% on the date of grant and on each of the subsequent three quarters and the remainder in twelve equal quarterly amounts through the balance of the vesting period;

•
He is a recipient of a Severance and Change in Control Agreement, a form of which is filed as Exhibit 10.41 to Resonant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 27, 2015, which agreement provides Mr. Holmes with the severance benefits extended to other executive officers of Resonant; and

•	He will be eligible to participate in Resonant’s other benefits programs.

The RSU awards to Mr. Holmes were made in accordance with the employment inducement award exemption provided by NASDAQ Rule 5635(c)(4) and thus were not awarded under Resonant’s stockholder approved equity plan.
A copy of the offer letter is filed as Exhibit 10.1 hereto and is incorporated herein by reference. A copy of the restricted stock unit agreement providing for the initial award of 216,000 RSUs is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing descriptions of the offer letter and initial award of 216,000 RSUs are subject to, and qualified in their entirety by, the offer letter and restricted stock unit agreement, respectively.
Mr. Holmes also is expected to enter into Resonant’s standard indemnification agreement, a copy of the form of which is filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed with SEC on January 24, 2014 and incorporated herein by reference, which would require Resonant to indemnify Mr. Holmes, under the circumstances and to the extent provided for therein, against certain expenses and liabilities incurred by Mr. Holmes by reason of his position as an officer of Resonant.
Director Appointment
In connection with his appointment as President and Chief Commercial Officer, effective as of February 29, 2016, our board of directors increased the size of the board from seven to eight directors, and appointed George B. Holmes as a director to fill the vacancy created upon the expansion in the size of the board. As an employee director, Mr. Holmes will not be entitled to compensation in addition to what he receives as an employee for his service on our board of directors.
Prior to his appointment as a member of our board of directors, Mr. Holmes did not have any material relationship with us and no such relationship is currently proposed other than his employment as an executive officer of Resonant as described elsewhere in this report. Mr. Holmes does not have any family relationships with any of our other directors or executive officers. There are no understandings or arrangements between Mr. Holmes and any other person pursuant to which Mr. Holmes was selected as a director, other than his employment offer letter with Resonant which provides for his appointment to the board, his nomination by the board for reelection as a director at our 2016 annual stockholders’ meeting, and his agreement to resign from the board if he is no longer serving as an executive officer of Resonant.
A press release announcing Mr. Holmes’ appointment as an executive officer and director was issued by us on February 29, 2016, a copy of which is attached hereto as Exhibit 99.1.
Item 3.02    Unregistered Sales of Equity Securities.
In connection with his appointment as an executive officer of Resonant, effective as of February 29, 2016, our board of directors awarded George B. Holmes restricted stock units, or RSUs, for 216,000 shares of common stock, of which 27,000 shares were immediately vested and issued to Mr. Holmes effective as of February 29, 2016. The issuance of the RSUs and the 27,000 shares of common stock to Mr. Holmes was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof as a transaction not involving a public offering. Mr. Holmes represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and an appropriate legend was placed upon the stock certificate for the 27,000 shares issued in the transaction. Mr. Holmes had adequate access to information about Resonant, and the issuance of the securities was made without any general solicitation or advertising.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter between the Registrant and George B. Holmes, dated February 9, 2016.

10.2	Restricted Stock Unit Agreement, with a grant date of February 29, 2016, between the Registrant and George B. Holmes.

99.1	Press release dated February 29, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2016	Resonant Inc.
	By:	/s/ John Philpott
John Philpott
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Offer Letter between the Registrant and George B. Holmes, dated February 9, 2016.
10.2	Restricted Stock Unit Agreement, with a grant date of February 29, 2016, between the Registrant and George B. Holmes.
99.1	Press release dated February 29, 2016.

6